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                                                                   Exhibit 10.33


                      EMPLOYMENT AGREEMENT AMENDMENT NO. 3

         EMPLOYMENT AGREEMENT AMENDMENT made as of January 7, 2002 by and between VFINANCE, INC., a Delaware corporation (the "Company"), and Timothy Mahoney ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee and the Company desire to amend the Employment Agreement dated January 5, 2001, as amended (the "Employment Agreement").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Paragraph 4 (a) to the Employment Agreement shall be amended as follows:

         4 (a) BASE SALARY. The Company shall pay to Employee an initial base salary of $208,000 per annum for the first year of this Agreement and shall increase 5% percent (5%) per annum beginning one year from the date of this Agreement and each year thereafter ("Base Salary"). The Base Salary and Employee's other compensation will be reviewed by the Board at least annually and may be increased (but not decreased) from time to time as the Board may determine.

         2. Paragraph 4 (c) to the Employment Agreement shall be amended as follows:

                  (c) OTHER PROVISIONS. Employee shall be entitled to four (4) weeks paid vacation per annum and shall receive an automobile allowance of $1,500 per month and shall increase five percent (5%) per annum beginning one year from the date of this Agreement and each year thereafter. Employee shall be reimbursed for all reasonable expenses incurred by him in the performance of his duties, including, but not limited to, cellular telephone, entertainment, travel and other expenses deemed reasonably necessary by the Board of Directors.

         3. All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

EMPLOYER:

vFINANCE, INC.

[Leonard J. Sokolow]

By: /s/ Leonard J. Sokolow
    --------------------------------------
    Authorized Representative

EMPLOYEE:


/s/ Timothy Mahoney
------------------------------------------
         Timothy Mahoney